Exhibit 99.1

HICKS ACQUISITION COMPANY II, INC. ANNOUNCES LISTING ON NASDAQ

DALLAS, Texas – January 30, 2012 – Hicks Acquisition Company II, Inc. (OTCBB: HKAC) (the “Company”) today announced that the Company’s common stock, units and warrants that currently trade on the Over-the-Counter Bulletin Board were approved for listing on the NASDAQ Capital Market (“Nasdaq”) with trading expected to begin on February 1, 2012. The common stock, units and warrants will continue to be traded under the symbols HKAC, HKACU and HKACW, respectively.

As of listing on the Nasdaq, the Company’s securities will no longer be quoted on the Over-the-Counter (OTC) Bulletin Board.

About Hicks Acquisition Company II, Inc.

Hicks Acquisition Company II, Inc. is a special purpose acquisition company founded by Thomas O. Hicks and was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. It currently has no operating businesses.

Information Concerning Forward-Looking Statements

This news release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this news release that address activities, events or developments that the Company expects or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with the Company’s expectations and predictions is subject to a number of risks and uncertainties, including, but not limited to the following: changes in general economic, market or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by the Company; changes in laws or regulations; and other factors, many of which are beyond the control of the Company. Information concerning these and other factors can be found in the Company’s filings with the Securities and Exchange Commission. Consequently, all of the forward-looking statements made in this news release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by the Company will be realized, or even if realized, that they will have the expected consequences to or effects on the Company, its business or operations. The Company has no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.